EXHIBIT 99.1

EasyLink Services International Corporation
Announces Fiscal Second Quarter 2011 Financial Results

Record Revenue, Record Gross Profit, Record
Cash Flows from Operations, and Adjusted EBITDA

NORCROSS, GA, March 14, 2011 - (GLOBE NEWSWIRE) - EasyLink Services International Corporation ("EasyLink" or "Company") (NasdaqCM: ESIC, www.easylink.com), a global provider of comprehensive messaging services and e-commerce solutions, reported record fiscal second quarter 2011 revenue of $47.4 million, up 132% from the second quarter of fiscal 2010; record gross profit of $29.9 million, up 103% from the second quarter of fiscal 2010, record cash flow from six months of operations of $12.9 million, up 63% from the second quarter of fiscal 2010, and record adjusted EBITDA of $12.1 million, up 128% from the second quarter of fiscal 2010.  These results include the effects of the acquisition of the Xpedite business, which took place in October 2010.

“We have entered a new era for EasyLink stakeholders that is rooted in our global leadership in cloud-based enterprise messaging, our expanded product portfolio, organizational scale, and international footprint,” said Tom Stallings, CEO of EasyLink.  “Most notable to EasyLink’s stockholders, this new era is marked by an expanding opportunity pipeline and record financial results:

•	Record second quarter revenues of $47.4 million;

•	Record second quarter gross profit of $29.9 million;

•	Highest cash flow from six months of operations of $12.9 million;

•	Record adjusted EBITDA of $12.1 million.”

Financial Review

Revenue for the second quarter of fiscal 2011 was approximately $47.4 million compared to $20.4 million in the second quarter of fiscal 2010.  Gross profit for the second quarter of fiscal 2011 was $29.9 million compared to $14.7 million in the second quarter of fiscal 2010.

On Demand Messaging revenue for the second quarter of fiscal 2011, which includes fax, production messaging, document capture and management, e-mail services, and notifications services, was approximately $37.9 million compared to approximately $10.2 million in the second quarter of fiscal 2010.  On Demand Messaging revenue includes all of the revenue from our recent acquisition of the Xpedite companies.  On Demand Messaging represented approximately 80% of total revenue for the second quarter of fiscal 2011.

Supply Chain Messaging revenue for the second quarter of fiscal 2011, which includes electronic data interchange (“EDI”) products and services and telex, was approximately $9.5 million compared to approximately $10.2 million in the second quarter of fiscal 2010.  Supply Chain Messaging revenue decreased on a year-over-year basis primarily as the result of declining telex revenue. This trend is expected to continue the foreseeable future. Supply Chain Messaging revenue represented approximately 20% of total revenue in the second quarter.

Net income for the second quarter of fiscal 2011 was approximately $2.9 million, or $0.03 per basic and diluted share compared to approximately $1.3 million, or $0.04 in the second quarter of fiscal 2010.  Non-GAAP net income ex-items was $5.5 million, or $0.19 per adjusted basic share and $0.17 per diluted share compared to approximately $1.9 million, or $0.07 per adjusted basic and dilutive share in the second quarter of fiscal 2010. Please see the GAAP to non-GAAP reconciliation at the end of this release for details.

Adjusted EBITDA, which includes non-cash compensation expense and acquisition and integration related charges, was approximately $12.1 million for the second quarter of fiscal 2011 compared to approximately $5.3 million in the second quarter of fiscal 2010.

Our cash and cash equivalents at January 31, 2011 totaled $21.2 million.

Non-GAAP Presentation

This press release contains non-GAAP financial measures that are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. This press release should be read in conjunction with the Company’s Form 8-K earnings release filed with the Securities and Exchange Commission for the second fiscal quarter ended January 31, 2011.

In addition, these non-GAAP measures: (i) are not based on any comprehensive set of accounting rules or principles; and (ii) have limitations in that they do not reflect all of the amounts associated with EasyLink's results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate EasyLink’s results of operations in conjunction with the corresponding GAAP measures.

EasyLink believes that the presentation of non-GAAP financial measures, when shown in conjunction with the corresponding GAAP measures, provides useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when assessing the performance of our business.

EasyLink believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, our peer companies may calculate similar non-GAAP financial measures differently than EasyLink, limiting their usefulness as comparative measures.

Investor Conference Call

The Company plans to hold a conference call on Tuesday, March 15th at 9:00 a.m. EDT to discuss the results for the second quarter of fiscal 2011.

The Company invites all those interested in hearing management’s discussion to join the call by dialing 1-888-500-6974 and international callers should dial 1-719-325-2170, participant pass code 1507511.  If you are unable to participate and would like to hear a replay of the call, an audio reply will be available on EasyLink’s investor relations website at http://ir.easylink.com/events.cfm.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those indicated by such forward-looking statements.  These and other risk factors are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission.  These filings are available on a website maintained by the Securities and Exchange Commission at www.sec.gov.

The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

About EasyLink Services International Corporation

EasyLink Services International Corporation (EasyLink) (NasdaqCM: ESIC), headquartered in Norcross, GA, offers a comprehensive portfolio of “any to any” business messaging and transaction services that can bridge the most challenging technology gaps while creating significant cost efficiencies across an organization. From Desktop Fax and Production Messaging to EDI, Managed File Transfer, Document Capture and Management, Secure Messaging and Telex we help companies drive costs out of their operations. With over two decades of servicing customers around the globe, EasyLink has established a proven track record for providing effective, reliable and secure communications. For more information on EasyLink, visit www.easylink.com.

Contact:
EasyLink Services International Corporation
Glen Shipley
678-533-8004
gshipley@easylink.com

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Statements of Income
for the three and six months ended January 31, 2011 and 2010
(Unaudited)
(in thousands, except per share data)

	Three Months		Six Months
	2011	2010	2011	2010

Service revenue	$47,425	$20,404	$70,160	$40,902

Cost of services	17,494	5,677	24,085	11,763
Gross Profit	29,931	14,727	46,075	29,139

Operating expenses:
Product development and enhancement	3,557	1,757	5,496	3,615
Selling and marketing	6,776	3,228	9,733	6,498
General and administrative	12,399	6,646	19,988	13,869
Acquisition and integration related	817	--	2,415	--

Operating income	6,382	3,096	8,443	5,157

Other income (expense):
Interest expense	(1,598)	(434)	(2,411)	(928)
Other income (expense)	23	(104)	334	237

Income before income taxes	4,807	2,558	6,366	4,466

Provision for income taxes	1,868	1,250	2,460	1,794

Net income	2,939	1,308	3,906	2,672

Dividends on preferred stock	(1,962)	(216)	(2,012)	(432)

Income attributable to common stockholders	$977	$1,091	$1,894	$2,239

Basic income per common share	$.03	$.04	$.06	$.09

Diluted income per common share	$.03	$.04	$.06	$.08
Weighted average number of common shares outstanding - basic	29,448	26,280	29,354	26,275
Weighted average number of common shares outstanding – diluted	31,563	29,426	30,890	29,413

EASYLINK SERVICES INTERNATIONAL CORPORATION
Consolidated Balance Sheets
(in thousands)

	January 31,	July 31,
	2011 (unaudited)	2010
ASSETS
Current assets:
Cash and cash equivalents	$21,223	$20,475
Accounts receivable, net	31,095	11,480
Other current assets	10,938	8,463
Total current assets	63,256	40,418

Property and equipment, net	19,563	5,521
Goodwill and other intangible assets, net	127,613	50,329
Other long term assets	6,759	8,218
Total assets	$217,191	$104,486

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$25,102	$11,051
Current portion of long term debt	27,923	15,258
Other current liabilities	3,955	1,497
Total current liabilities	56,980	27,806

Long term debt	88,126	9,684
Other liabilities	563	285
Total liabilities	145,669	37,775

Stockholders' Equity:
Preferred stock	(a)	(a)
Common Stock	311	302
Additional paid-in capital	133,356	132,799
Treasury Stock	(2,122)	(2,122)
Accumulated other comprehensive loss	(5,456)	(5,797)
Accumulated deficit	(54,567)	(58,471)
Total stockholders' equity	71,522	66,711
Total liabilities and stockholders' equity	$217,191	$104,486
(a) less than 1,000

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net income attributable to common stockholders to Non-GAAP
Net income attributable to common stockholders
for the three and six months ended January 31, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months		Six Months
	2011	2010	2011	2010
GAAP Net Income attributable to common stockholders	$977	$1,091	$1,894	$2,239
Non-GAAP Adjustments:
Amortization	2,484	1,264	3,803	2,537
Stock Compensation	173	219	650	455
Acquisition Expenses	817	-	2,415	-
Non-cash Interest	182	136	678	284
Non-GAAP Tax Effect	(1,104)	(792)	(1,983)	(1,317)
Non Cash Dividends	1,929	-	1,929	-

Non-GAAP Net Income attributable to common stockholders	$5,459	$1,919	$9,385	$4,200

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Basic income per common share to Non-GAAP Basic income per common share for the three and six months ended January 31, 2011 and 2010
(Unaudited)

	Three Months		Six Months
	2011	2010	2011	2010
GAAP Basic income per common share	$0.03	$0.04	$0.06	$0.09
Non-GAAP Adjustments:
Amortization	0.08	0.05	0.13	0.10
Stock Compensation	0.01	0.01	0.02	0.02
Acquisition Expenses	0.03	-	0.08	-
Non-cash Interest	0.01	0.01	0.02	0.01
Non-GAAP Tax Effect	(0.04)	(0.04)	(0.06)	(0.06)
Non Cash Dividends	0.07	-	0.07	-

Non-GAAP Basic income per common share	$0.19	$0.07	$0.32	$0.16

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Diluted income per common share to Non-GAAP Diluted income per common share for the three and six months ended January 31, 2011 and 2010
(Unaudited)

	Three Months		Six Months
	2011	2010	2011	2010
GAAP Diluted income per common share	$0.03	$0.04	$0.06	$0.08
Non-GAAP Adjustments:
Amortization	0.08	0.04	0.12	0.09
Stock Compensation	0.01	0.01	0.02	0.02
Acquisition and integration related	0.03	-	0.08	-
Non-cash Interest	0.01	-	0.02	0.01
Non-GAAP Tax Effect	(0.05)	(0.02)	(0.06)	(0.06)
Non Cash Dividends	0.06	-	0.06	-

Non-GAAP Diluted income per common share	$0.17	$0.07	$0.30	$0.14

Weighted average number of common shares outstanding -
diluted	31,562,960	29,426,187	30,890,350	29,413,353

EASYLINK SERVICES INTERNATIONAL CORPORATION
Reconciliation of GAAP Net Income to Adjusted EBITDA
for the three and six months ended January 31, 2011 and 2010
(Unaudited)
(in thousands)

	Three Months		Six Months
	2011	2010	2011	2010
Net Income	$2,939	$1,308	$3,906	$2,672
Interest expense	1,598	434	2,411	928
Provision for income taxes	1,868	1,250	2,461	1,794
Depreciation and amortization	4,714	2,052	6,922	4,108
Stock compensation	173	219	650	455
Acquisition and integration related	817	-	2,415	-
Adjusted EBITDA	$12,109	$5,263	$18,765	$9,957